UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2025

BEELINE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38182	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

188 Valley Street, Suite 225

Providence, RI 02909

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (458) 800-9154

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	BLNE	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

As previously disclosed, on November 14, 2024, Beeline Holdings, Inc. (the “Company”) sold $1,938,000 of principal amount of senior secured notes (the “Notes”) and pre-funded warrants to purchase 363,602 shares of common stock for gross proceeds of $1,615,000. In connection with the closing, on November 14, 2024, two Note holders (the “Holders”) each executed a side letter agreement with the Company, each providing that a number of shares of Series D Convertible Preferred Stock (the “Series D”) equal to $333,333.33 of the stated value of the Series D shall be eligible for conversion into shares of the Company’s common stock beginning on April 7, 2025, at a conversion price equal to the lower of (i) $5.00 per share; or (ii) the five-day volume weighted average price ending on April 7, 2025, subject to a floor price of $2.50 per share. By virtue of this agreement, each holder’s 33,333 shares of Series D is now convertible at an adjusted conversion price of $2.50 per share.

In March 2025, the Company and the two Holders extended the maturity date of their Notes from March 14, 2025 to April 14, 2025 in exchange for an increase to the principal of the Notes by 10%.

On April 14, 2025, the Company and each of the two Holders entered into an agreement for a second extension of the maturity dates of the Notes held by the Holders, having total combined principal of $880,000 (giving effect to the 10% increase in principal from the prior extension), to May 14, 2025, which extension was subject to the condition that as of 4:00 p.m., Eastern Time on April 14, 2025 (the “Deadline”) the Company issue to each of the Holders the 133,333 shares of common stock underlying the Holder’s Series D, comprised of the original 18,518 shares plus the additional 114,815 shares by virtue of the side letter (the “Shares”) without any restrictive legends. The new maturity dates are May 14, 2025.

The terms of the recent extension are as follows: (i) if the Notes are paid off on or before April 29, 2025, then there will be no additional principal payment required; and (ii) if the principal of the applicable Notes are not paid off on or before April 29, 2025 but are paid on or before May 13, 2025, then an additional payment in an amount equal to 5% of the outstanding principal of the applicable Notes ($22,000 per applicable Note) will be due. The terms of the recent extension also provided that if by the Deadline the Shares are not issued to the Holders without any restrictive legends, the maturity dates shall be accelerated to April 18, 2025 and an additional principal sum of 10% of the outstanding principal of the applicable Note ($44,000 per applicable Note) shall be due.

This Current Report on Form 8-K is being filed to disclose the foregoing, and to include as Exhibit 5.1 the legal opinion with respect to the 266,666 shares under the new prospectus supplement filed on April 14, 2025 in connection with the agreements described above.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
5.1	Opinion of Law Offices of Harvey Kesner, P.C. regarding the validity of securities to be issued				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2025

BEELINE HOLDINGS, INC.

By:	/s/ Nicholas R. Liuzza, Jr.
Nicholas R. Liuzza, Jr.
Chief Executive Officer